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                                                                    Exhibit 10.6

                        SPLIT-DOLLAR INSURANCE AGREEMENT

     This Split-Dollar Insurance Agreement (this "Agreement") is made and entered into as of the 17th day of January, 1997, by and between BUCA, INC., a Minnesota corporation (hereinafter referred to as the "Corporation"), and JOSEPH
P. MICATROTTO ("Employee").

                                   WITNESSETH:

     WHEREAS, Employee is employed by the Corporation; and

     WHEREAS, the Employee has purchased and is the owner of a life insurance policy on the life of the Employee (hereinafter referred to as the "Policy") which is described in Exhibit A attached hereto and by this reference made a part hereof. The Policy has been issued by the New England Variable Life Insurance Company (hereinafter referred to as the "insurer") and is owned by Employee; and

     WHEREAS, the Corporation is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy except for the Collateral Assignment as hereinafter defined; and

     WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Employee pursuant to the Collateral Assignment dated as of even date herewith (hereinafter referred to as the "Collateral Assignment"), in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy; and

     WHEREAS, the parties intend by the Collateral Assignment that the Corporation shall receive the right to such repayment and certain other rights as specified herein, with the Employee retaining all other ownership rights in the Policy;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1. Purchase of Insurance. Employee has made application for and purchased the Policy from the Insurer in the total face amount of $1,000,000. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and to the Collateral Assignment filed with the Insurer relating to the Policy.

     2. Ownership of Insurance.

        a. Subject to the Collateral Assignment, Employee shall remain the sole and absolute owner of the Policy, and may exercise all ownership rights granted to Employee thereof by the terms of the Policy, except as may otherwise be provided

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     herein.

        b. It is the intention of the parties to this Agreement that subject to the Collateral Assignment executed by the Employee to the Corporation in connection therewith, that the Employee shall retain all rights which the Policy grants to the owner thereof, except the right of the Corporation to be repaid the Corporation Reimbursement Amount, as that term is defined in paragraph 4 below. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of the Policy which could in any way defeat or impair the Owner's or Owner's beneficiaries' right to receive the cash surrender value or the death benefit of the Policy, in excess of the amount due the Corporation hereunder. All provisions of this Agreement and of the Collateral Assignment shall be construed so as to carry out such intention.

     3. Payment of Premiums on Policy. On or before the due date for the payment of each semi-annual premium on the Policy, or within the grace period provided therein, the Corporation shall pay the sum of Six Thousand and 00/100 ($6,000.00) Dollars to the Insurer and Employee agrees to pay the balance of the premium, and shall, upon request, promptly furnish the Corporation evidence of timely payment of such premium. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of its payment of such premium. The parties acknowledge that Employee is also making premium payments to the Insurer.

     4. Collateral Assignment of Policy.

        a. The "Corporation Reimbursement Amount" shall be equal to the greater of (i) the total amount which the Corporation shall have paid toward the premiums on the Policy, or (ii) the cash surrender value of the Policy.

        b. To secure the repayment to the Corporation of the Corporation Reimbursement Amount, the Employee has, contemporaneously herewith, assigned the Policy to the Corporation as collateral, pursuant to the Collateral Assignment. The Collateral Assignment specifically limits the right of the Corporation thereunder to the repayment of the Corporation Reimbursement Amount. Such repayment shall be made from the cash surrender value of the Policy (as defined therein) if this Agreement is terminated or if the Employee surrenders or cancels the Policy, or from the death proceeds of the policy if the Employee should die while the Policy and this Agreement remain in force. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Employee, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

        c. Employee shall take no action with respect to the Policy which would in any way compromise or jeopardize the Corporation's right to be repaid the

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     Corporation Reimbursement Amount without the express written consent of the
     Corporation. The Employee may not pledge or assign the Policy, except as expressly permitted by Paragraph 4 hereof. For purposes of this Agreement the term "cash surrender value" means the cash surrender value of that portion of the Policy established by premiums paid by the Corporation.

     5. Death Claims. The Corporation shall have the unqualified right to receive a portion of such death benefit equal to the Corporation Reimbursement Amount. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provisions of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the proceeds of the Policy payable at the death of Employee. No amount shall he paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provisions of the Policy shall conform to the provisions of this Agreement.

     6. Termination of Agreement. This Agreement shall terminate, without notice, upon the occurrence of any of the following events: (i) the Employment Agreement between Company and Employee dated ____________________, 1996 is terminated; or (ii) on December 31, 2001.

     7. Release of Collateral Assignment.

        a. Notwithstanding anything contained herein to the contrary, (i) if Employee fulfills all the terms and conditions of that certain Employment Agreement between Employee and Corporation dated as of the ____ day of ____________, 1996 on December 31, 2001 Corporation shall assign all of its right, title and interest in and to the Policy to the Employee free and clear of the "Collateral Assignment" and any and all other liens and encumbrances including the rights of the Corporation to the Corporation Reimbursement Amount and this Agreement shall terminate, or (ii) if the employment of Employee is terminated by the Corporation prior to December 31, 2001 but within twelve (12) months from the date of a change in control of the Corporation, Corporation shall immediately assign all of its right, title and interest in and to the Policy to the Employee free and clear of the "Collateral Assignment" and any and all other liens and encumbrances including the rights of the Corporation to the Corporation's Reimbursement Amount.

        b. In the event that the Employment Agreement is terminated prior to December 31, 2001 for any reason whatsoever or the employment of Employee by the Corporation has terminated prior to December 31, 2001, for any reason whatsoever, other than Employee being terminated within 12 months after a change in control of Corporation, Employee has the option to (i) purchase the Policy from Corporation for the Corporation Reimbursement Amount, or (ii) assign all of Employee's right, title and interest in and to the Policy free and clear of all liens and encumbrances other

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     than the Collateral Assignment to the Corporation and if the cash surrender value of the Policy is less than the insurance premiums paid by the Corporation, pay to the Corporation the difference between the insurance policy premiums paid by the Corporation and the policy's cash surrender value.

     8.  Disposition of Policy on Termination of Agreement.

         a. Upon an event referred to in paragraph 7a.(i) or (ii) hereof, the Corporation shall release any and all claims it has on the policy including the Collateral Assignment and the right to obtain reimbursement of the Corporation Reimbursement Amount and assign all of its right, title and interest in the Policy to the Employee.

         b. For events referred to in paragraph 7b.(i) hereof, upon the payment to the Corporation by the Employee of the Corporation Reimbursement Amount, Corporation shall release any and all claims it has on the policy including the Collateral Assignment and the right to obtain reimbursement of the Corporation Reimbursement Amount and assign all of its right, title and interest in the Policy to the Employee.

         c. For events described in paragraph 7b.(ii) hereof, the Employee shall execute any and all documents required by the Insurer to transfer the interest of the Employee and the Policy to the Corporation. Thereafter neither the Employee nor his respective assigns and beneficiaries have any further interest in and to the Policy, either under the terms thereof or under the terms of this Agreement.

     9. Insurance Company Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy and of the Collateral Assignment. In no event shall the insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment executed by the Owner and filed with the Insurer in connection herewith.

     10. Claims Procedure.

         a. The Corporation shall have authority to control and manage the operation and administration of this Agreement.

         b. The Corporation shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the Employee or any beneficiary or beneficiaries for benefits under this Agreement shall be stated in writing and delivered or mailed to the Employee or such beneficiary.

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     Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the Employee or such beneficiary for a full and fair review of the decision denying such claim.

         c. Corporation shall be liable to Employee or any beneficiary for any breaches under the provisions of this paragraph 10 only in the event of gross negligence or intentional misconduct.

     11. Amendment of Agreement. This Agreement may not be amended, altered, or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     12. Benefits, etc. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his assigns and beneficiaries.

     13. Notices. Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the sane. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent, or demand.

     14. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the date and year first above written, which shall be the effective date hereof.

                                         "Corporation"

                                         BUCA, INC., a Minnesota corporation

                                         By  /s/ Peter J. Mihajlov
                                            ------------------------------------
                                                 Its  Treasurer
                                                      --------------------------

                                         "Employee"

                                         By  /s/ Joseph P. Micatrotto
                                            ------------------------------------

     Upon the expiration of this Agreement in December 2001, the parties orally agreed to extend the term of the Agreement for as long as Mr. Micatrotto remains as an employee of the Corporation.

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                                    EXHIBIT A
                                       to
                        Split Dollar Insurance Agreement
                             (Dated _______________)

Insurer:               New England Variable Life Insurance Company

Insured:               Joseph P. Micatrotto

Policy Number:         7006493

Face Amount:           $1,000,000

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